Consent of Independent Registered Public Accounting Firm

We  consent  to  the  incorporation by  reference  in  Post-
Effective Amendment No. 2 to the Registration Statement (Form S-8) pertaining to the Dynasil Corporation of America 1999 Stock Incentive Plan and Employee Stock Purchase Plan of our reports dated December 23, 2008, with respect to the consolidated financial statements of Dynasil Corporation of America and Subsidiaries included in its Annual Report (Form 10-KSB) for the year ended September 30, 2008 filed with the Securities and Exchange Commission.


                                   Haefele, Flanagan &
                                   Co.,p.c.

Maple Shade, New Jersey
March 4, 2009